Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	March 23, 2016

H.B. Fuller Reports First Quarter 2016 Results

First Quarter Adjusted Diluted EPS $0.431;

First Quarter Diluted EPS $0.37

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the first quarter that ended February 27, 2016.

Items of Note for the First Quarter of 2016:

■	Constant currency revenue increased 5.3 percent compared to the prior year, led by solid growth in Engineering Adhesives along with growth in EIMEA, Construction Products and Asia Pacific;
■	Gross profit margin was 29.0 percent, an improvement of 430 basis points versus the prior year’s first quarter;
■	Adjusted EBITDA margin[2] was 12.4 percent; adjusted EBITDA margin in EIMEA segment was up 560 basis points relative to same period last year;
■	Adjusted diluted earnings per share of $0.43[1], up 43 percent versus last year’s first quarter.

First Quarter 2016 Results:

Net income for the first quarter of 2016 was $18.9 million, or $0.37 per diluted share, versus net income of $9.7 million, or $0.19 per diluted share, in last year’s first quarter. Adjusted diluted earnings per share in the first quarter of 2016 were $0.431, up 43 percent versus the prior year’s adjusted result of $0.301.

Net revenue for the first quarter of 2016 was $474.3 million, up 0.8 percent versus the first quarter of 2015. Higher volume positively impacted net revenue growth by 5.8 percentage points. Lower average selling prices and foreign currency translation negatively impacted net revenue growth by 0.5 and 4.5 percentage points, respectively. Constant currency revenue grew by 5.3 percent year-over-year.

During the quarter, we continued to improve margins through effective management of raw material costs and end user pricing as well as driving efficiencies in our supply chain and operations. These factors, combined with mix improvement, contributed to a 430 basis point increase in gross profit margin. We recorded unusually high foreign currency losses in the quarter, almost entirely related to the devaluation of the Argentine peso. The relevant underlying exposure in Argentina has now been substantially eliminated.

As we announced previously, we have changed our operating segment structure to better align our organization to the most significant growth opportunities. The primary change is the introduction of a new operating segment which we call Engineering Adhesives. This new segment includes our electronic materials, Tonsan engineering adhesives and automotive business, all of which have demonstrated strong growth and profit performance. The new segment alignment allows us to better allocate resources and accelerate our profit and growth plans. The attached schedules provide segment financial performance metrics for the newly defined segments. In addition, a pro-forma schedule is included which shows the results as they would have been reported under the previous segment reporting structure.

”We are off to a solid start to our 2016 fiscal year,” said Jim Owens, H.B. Fuller president and chief executive officer. “Our 2020 strategic plan identified specific areas of profitable growth and differential management of our EBITDA margins as key drivers. This quarter’s performance aligned with our strategy as we delivered solid organic growth and very strong margin improvement in our targeted segments. Our new engineering adhesives segment delivered growth and margin improvement as expected and our geographical segments all showed solid EBITDA margin performance. Our efforts resulted in over a 40 percent increase in adjusted diluted EPS versus last year’s first quarter and a first quarter EBITDA margin well above historical levels.”

Balance Sheet and Cash Flow:

At the end of the first quarter of 2016, we had cash totaling $127 million and total debt of $723 million. This compares to fourth quarter 2015 cash and debt levels of $119 million and $723 million, respectively. Sequentially, net debt was down by $7 million. Cash flow from operations was positive $43 million in the first quarter, reflecting strong net income and normal seasonal patterns. Capital expenditures were $23 million in the first quarter.

Fiscal 2016 Outlook:

Our financial performance guidance for 2016 is unchanged relative to the original guidance we provided in January of this year. Constant currency growth is expected to be around 4 percent for 2016 versus the 2015 fiscal year. The constant currency growth rate was higher in the first quarter because we recorded a full quarter of Tonsan revenue this year and only one month last year. We expect to generate approximately $290 million of EBITDA in 2016, reflecting a full-year EBITDA margin of about 14 percent. Our core tax rate, excluding the impact of discrete items, is expected to be 33 percent. We plan to invest $60 million in capital items in 2016. We are maintaining our adjusted diluted EPS plan for the 2016 fiscal year of $2.40 to $2.60.

Conference Call:

The Company will host an investor conference call to discuss first quarter 2016 results on Thursday, March 24, 2016, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted diluted earnings per share and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For over 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2015 net revenue of $2.1 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in packaging, hygiene, general assembly, electronic and assembly materials, paper converting, woodworking, construction, automotive and consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company's ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company's relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company's SEC 10-K filing for the fiscal year ended November 28, 2015. All forward-looking information represents management's best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management's best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of	13 Weeks Ended	Percent of
	February 27, 2016	Net Revenue	February 28, 2015	Net Revenue
Net revenue	$474,326	100.0%	$470,661	100.0%
Cost of sales	(336,721)	(71.0%)	(354,455)	(75.3%)
Gross profit	137,605	29.0%	116,206	24.7%

Selling, general and administrative expenses	(99,767)	(21.0%)	(94,833)	(20.1%)
Special charges, net	(413)	(0.1%)	(2,361)	(0.5%)
Other income (expense), net	(5,082)	(1.1%)	363	0.1%
Interest expense	(6,308)	(1.3%)	(6,102)	(1.3%)
Income before income taxes and income from equity method investments	26,035	5.5%	13,273	2.8%

Income taxes	(8,760)	(1.8%)	(4,769)	(1.0%)

Income from equity method investments	1,692	0.4%	1,291	0.3%
Net income including non-controlling interests	18,967	4.0%	9,795	2.1%

Net income attributable to non-controlling interests	(49)	(0.0%)	(85)	(0.0%)
Net income attributable to H.B. Fuller	$18,918	4.0%	$9,710	2.1%

Basic income per common share attributable to H.B. Fuller	$0.38		$0.19

Diluted income per common share attributable to H.B. Fuller	$0.37		$0.19

Weighted-average common shares outstanding:
Basic	49,958		50,188
Diluted	50,995		51,379

Dividends declared per common share	$0.13		$0.12

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	February 27, 2016	November 28, 2015	February 28, 2015
Cash & cash equivalents	$126,771	$119,168	$71,574
Trade accounts receivable, net	335,403	364,704	335,536
Inventories	264,837	248,504	275,038
Trade payables	162,513	177,864	195,000
Total assets	2,023,336	2,042,252	2,097,472
Total debt	723,374	722,863	763,570

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

			% of		Adjusted	% of
		13 Weeks Ended	Net		13 Weeks Ended	Net
		February 27, 2016	Revenue	Adjustments	February 27, 2016	Revenue
Net revenue		$474,326	100.0%	$-	$474,326	100.0%
Cost of sales		(336,721)	(71.0%)	(1,891)	(334,830)	(70.6%)
Gross profit		137,605	29.0%	(1,891)	139,496	29.4%

Selling, general and administrative expenses		(99,767)	(21.0%)	(732)	(99,035)	(20.9%)

Acquisition and transformation related costs	(105)
Workforce reduction costs	1
Facility exit costs	(273)
Other related costs	(36)
Special charges, net		(413)	(0.1%)	(413)	-	0.0%

Other income (expense), net		(5,082)	(1.1%)	-	(5,082)	(1.1%)
Interest expense		(6,308)	(1.3%)	(75)	(6,233)	(1.3%)
Income before income taxes and income from equity method investments		26,035	5.5%	(3,111)	29,146	6.1%

Income taxes		(8,760)	(1.8%)	229	(8,989)	(1.9%)
- Effective tax rate		33.6%		7.4%	30.8%

Income from equity method investments		1,692	0.4%	-	1,692	0.4%
Net income including non-controlling interests		18,967	4.0%	(2,882)	21,849	4.6%

Net income attributable to non-controlling interests		(49)	(0.0% )	-	(49)	(0.0%)
Net income attributable to H.B. Fuller		$18,918	4.0%	$(2,882)	$21,800	4.6%

Basic income (loss) per common share attributable to H.B. Fuller		$0.38		$(0.06)	$0.44

Diluted income (loss) per common share attributable to H.B. Fuller		$0.37		$(0.06)	$0.43 [1]

Weighted-average common shares outstanding:
Basic		49,958		49,958	49,958
Diluted		50,995		50,995	50,995

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

			% of		Adjusted	% of
		13 Weeks Ended	Net		13 Weeks Ended	Net
		February 28, 2015	Revenue	Adjustments	February 28, 2015	Revenue
Net revenue		$470,661	100.0%	$-	$470,661	100.0%
Cost of sales		(354,455)	(75.3% )	(3,150)	(351,305)	(74.6% )
Gross profit		116,206	24.7%	(3,150)	119,356	25.4%

Selling, general and administrative expenses		(94,833)	(20.1% )	(838)	(93,995)	(20.0% )

Acquisition and transformation related costs	(472)
Workforce reduction costs	(56)
Facility exit costs	(1,529)
Other related costs	(304)
Special charges, net		(2,361)	(0.5% )	(2,361)	-	0.0%

Other income (expense), net		363	0.1%	-	363	0.1%
Interest expense		(6,102)	(1.3% )	(100)	(6,002)	(1.3% )
Income before income taxes and income from equity method investments		13,273	2.8%	(6,449)	19,722	4.2%

Income taxes		(4,769)	(1.0% )	967	(5,736)	(1.2% )
- Effective tax rate		35.9%		15.0%	29.1%

Income from equity method investments		1,291	0.3%	-	1,291	0.3%
Net income including non-controlling interests		9,795	2.1%	(5,482)	15,277	3.2%

Net income attributable to non-controlling interests		(85)	(0.0% )	-	(85)	(0.0% )
Net income attributable to H.B. Fuller		$9,710	2.1%	$(5,482)	$15,192	3.2%

Basic income (loss) per common share attributable to H.B. Fuller		$0.19		$(0.11)	$0.30

Diluted income (loss) per common share attributable to H.B. Fuller		$0.19		$(0.11)	$0.30 [1]

Weighted-average common shares outstanding:
Basic		50,188		50,188	50,188
Diluted		51,379		51,379	51,379

H.B. FULLER COMPANY AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE RECONCILIATION
In thousands (unaudited)

	13 weeks ended February 27, 2016			13 weeks ended February 28, 2015
	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS[a]
GAAP Earnings	$27,678	$8,760	$0.37	$14,479	$4,769	$0.19

Special charges, net	413	68	0.01	2,361	330	0.04
Acquisition project costs[b]	121	39	0.00	3,145	419	0.06
Construction Products[c]	-	-	-	571	218	0.01
EIMEA business integration costs[d]	1,611	122	0.03	-	-	-
Tonsan call option agreement[e]	966	-	0.02	100	-	0.00
Other[f]	-	-	-	271	-	0.01
Adjusted Earnings	$30,789	$8,989	$0.43	$20,928	$5,736	$0.30

a Income per share amounts may not add due to rounding
b Non-recurring costs related to integrating and accounting for past and potential acquisitions
c Non-recurring costs related to the ramp up of new business with Lowes and the combination of facilities in Illinois
d Non-recurring costs related EIMEA restructuring announced November 2015
e Non-recurring non-cash costs related to accretion and revaluation of the Tonsan call option agreement
f Non-recurring costs related to the completion and start-up of a new electronics facility in Yantai China

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	February 27, 2016	February 28, 2015
Net Revenue:
Americas Adhesives	$183,319	$194,073
EIMEA	124,291	134,115
Asia Pacific	53,860	55,343
Construction Products	60,074	58,456
Engineering Adhesives	52,782	28,674
Total H.B. Fuller	$474,326	$470,661

Adjusted Segment Operating Income:[3]
Americas Adhesives	$26,299	$21,854
EIMEA	7,799	840
Asia Pacific	3,765	3,195
Construction Products	799	1,643
Engineering Adhesives	1,799	(2,171)
Total H.B. Fuller	$40,461	$25,361

Adjusted Depreciation Expense:
Americas Adhesives	$3,713	$3,890
EIMEA	3,603	3,901
Asia Pacific	1,386	1,398
Construction Products	1,273	1,476
Engineering Adhesives	1,555	913
Total H.B. Fuller	$11,530	$11,578

Amortization Expense:
Americas Adhesives	$1,017	$1,074
EIMEA	1,107	1,284
Asia Pacific	301	390
Construction Products	2,323	2,391
Engineering Adhesives	1,950	1,009
Total H.B. Fuller	$6,698	$6,148

Adjusted EBITDA:[2]
Americas Adhesives	$31,029	$26,818
EIMEA	12,509	6,025
Asia Pacific	5,452	4,983
Construction Products	4,395	5,510
Engineering Adhesives	5,304	(249)
Total H.B. Fuller	$58,689	$43,087

Adjusted Segment Operating Margin:[3]
Americas Adhesives	14.3%	11.3%
EIMEA	6.3%	0.6%
Asia Pacific	7.0%	5.8%
Construction Products	1.3%	2.8%
Engineering Adhesives	3.4%	(7.6%)
Total H.B. Fuller	8.5%	5.4%

Adjusted EBITDA Margin:[2]
Americas Adhesives	16.9%	13.8%
EIMEA	10.1%	4.5%
Asia Pacific	10.1%	9.0%
Construction Products	7.3%	9.4%
Engineering Adhesives	10.0%	(0.9%)
Total H.B. Fuller	12.4%	9.2%

H.B. FULLER COMPANY AND SUBSIDIARIES
OLD SEGMENT STRUCTURE FINANCIAL INFORMATION
In thousands (unaudited) – FOR INFORMATIONAL PURPOSES ONLY

	13 Weeks Ended	13 Weeks Ended
	February 27, 2016	February 28, 2015
Net Revenue:
Americas Adhesives	$194,047	$203,943
EIMEA	135,362	147,562
Asia Pacific	92,517	69,993
Construction Products	52,400	49,163
Total H.B. Fuller	$474,326	$470,661

Adjusted Segment Operating Income:[2]
Americas Adhesives	$26,720	$20,982
EIMEA	7,204	(546)
Asia Pacific	4,986	2,512
Construction Products	1,551	2,413
Total H.B. Fuller	$40,461	$25,361

Adjusted Depreciation Expense:
Americas Adhesives	$3,933	$4,164
EIMEA	3,898	4,310
Asia Pacific	2,654	1,918
Construction Products	1,045	1,186
Total H.B. Fuller	$11,530	$11,578

Amortization Expense:
Americas Adhesives	$1,160	$1,358
EIMEA	1,506	1,722
Asia Pacific	1,932	875
Construction Products	2,100	2,193
Total H.B. Fuller	$6,698	$6,148

Adjusted EBITDA:[3]
Americas Adhesives	$31,813	$26,310
EIMEA	12,608	5,364
Asia Pacific	9,572	5,670
Construction Products	4,696	5,743
Total H.B. Fuller	$58,689	$43,087

Adjusted Segment Operating Margin:[2]
Americas Adhesives	13.8%	10.3%
EIMEA	5.3%	(0.4%)
Asia Pacific	5.4%	3.6%
Construction Products	3.0%	4.9%
Total H.B. Fuller	8.5%	5.4%

Adjusted EBITDA Margin:[3]
Americas Adhesives	16.4%	12.9%
EIMEA	9.3%	3.6%
Asia Pacific	10.3%	8.1%
Construction Products	9.0%	11.7%
Total H.B. Fuller	12.4%	9.2%

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH
(unaudited)

13 Weeks Ended February 27, 2016

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Engineering Adhesives	Total HBF
Price	(1.2%)	(0.2%)	(0.5%)	2.0%	(1.9%)	(0.5%)
Volume	(3.2%)	2.8%	4.5%	2.3%	90.0%	5.8%
Constant Currency Growth	(4.4%)	2.6%	4.0%	4.3%	88.1%	5.3%

F/X	(1.1%)	(9.9%)	(6.7%)	(1.5%)	(4.0%)	(4.5%)
	(5.5%)	(7.3%)	(2.7%)	2.8%	84.1%	0.8%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	February 27, 2016	February 28, 2015
Net income including non-controlling interests	$18,967	$9,795

Income from equity method investments	(1,692)	(1,291)
Income taxes	8,760	4,769
Interest expense	6,308	6,102
Other income (expense), net	5,082	(363)
Special charges	413	2,361
Non-recurring costs	2,623	3,988
Adjusted Segment operating income[3]	40,461	25,361

Depreciation Expense	13,258	11,578
Accelerated Depreciation – EIMEA[2]	(1,728)	-
Adjusted Depreciation expense	11,530	11,578
Amortization expense	6,698	6,148
Adjusted EBITDA[2]	$58,689	$43,087

Adjusted EBITDA margin[2]	12.4%	9.2%

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following non-recurring costs listed on the adjusted earnings per share reconciliation table above: special charges related to the “business integration”; restructuring in EIMEA related to operational efficiency improvement projects; and the start-up of a new electronics facility in Yantai China.

[2]

Adjusted EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense and excludes items listed on the adjusted earnings per share reconciliation table above. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

[3]

Adjusted segment operating income is defined as gross profit less SG&A expense and excludes items listed on the adjusted earnings per share reconciliation table above. Adjusted segment operating margin is defined as adjusted segment operating income divided by net revenue.